UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 8, 2004

 IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	File No. 1-5964 (Commission File Number)	23-0334400 (IRS Employer Identification Number)

  70 Valley Stream Parkway, Malvern, Pennsylvania      19355

Registrant’s telephone number, including area code: (610) 296-8000

                       Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2004, the Board of Directors of IKON Office Solutions, Inc. (the “Company”) approved certain changes to the compensation payable to the Company’s independent directors. Effective February 1, 2005, the compensation structure for the Company’s independent directors will be as follows:

Cash Compensation:
Annual Retainers
o	$40,000 annual retainer for each independent director;
o	$5,000 retainer for each Committee Chair of the Human Resources, Corporate Governance and Investment and Strategy Committees;
o	$15,000 retainer for Audit Committee Chair;
o	$20,000 retainer for Lead Independent Director;
Attendance Fees
o	$2,000 fee for each regular or special board meeting held and attended in accordance with the Company's Code of Regulations;
o	$1,500 fee for each regular or special committee meeting held and attended in accordance with the Company's Code of Regulations;
Deferral of Cash Compensation
o	Each director may elect to convert any portion of such director’s cash compensation into deferred stock units. The number of deferred stock units awarded will be based on IKON’s stock price on the date the cash payment is due;
o	Such election shall be made at the beginning of each director’s compensation year (February 1st through January 31st) and shall remain in effect for the term of such year;
Equity Compensation:
Annual Option Award
o	$35,000 of annual option award based upon a Black-Scholes valuation;
	-	Options granted at fair market value on the date of grant and have a ten-year term;
Annual Deferred Stock Unit Awards
o	$45,000 of deferred stock units awarded annually. Value based upon stock price on the date of grant; and
	-	Deferred stock units do not receive dividends and do not have voting power.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By: /s/ Robert F. Woods Robert F. Woods Senior Vice President and Chief Financial Officer

Dated: December 14, 2004